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                                                                    EXHIBIT 21.1


                          SUBSIDIARIES OF SALTON, INC.


NAME OF SUBSIDIARY                       JURISDICTION OF ORGANIZATION
------------------------------------     -----------------------------
Toastmaster, Inc.                        Missouri
Salton Europe PLC                        United Kingdom
Salton UK                                United Kingdom
Salton/Toastmaster Logistics LLC         Delaware
Salton Hong Kong Ltd.                    Hong Kong
Salton International CV                  Netherlands
Salton S.a.r.l.                          Luxembourg
Salton Australia Pty Ltd.                Australia
Icebox LLC                               Illinois